                                                                   EXHIBIT 10.28


                                                                  EXECUTION COPY


                          CONSENT AND AMENDMENT NO. 4
                    TO AMENDED AND RESTATED CREDIT AGREEMENT
                            Dated as of June 5, 1998

          THIS CONSENT AND AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT ("Amendment") is made as of June 5, 1998 by and among Pacer International, Inc. (f/k/a PMT Holdings, Inc.), a Delaware corporation ("Pacer International"), Pacific Motor Transport Company, a California corporation ("Pacific Motor"), Pacer International Rail Services LLC (f/k/a American International Rail Services LLC), a Colorado limited liability company ("Pacer Services"), Pacer Rail Services LLC (f/k/a American International Mechanical Services LLC), a Colorado limited liability company ("Pacer Rail"), Interstate Consolidation, Inc., a California corporation. ("ICI"), Interstate Consolidation Service, Inc., a California corporation ("ICS"), Intermodal Container Service, Inc., a California corporation ("IMCS"), Pacer Integrated Logistics, Inc., a Delaware corporation ("PIL"), Pacer Logistics, Inc., a California corporation ("Pacer Logistics"), Cross Con Acquisition Corp., a Delaware Corporation ("Newco"), Cross Con Terminals, Inc., a Delaware
                       -----
corporation ("Terminals"), and Cross Con Transport, Inc., an Illinois corporation ("Transport"), (Pacer International, Pacific Motor, Pacer Rail, Pacer Services, ICI, ICS, IMCS, Pacer Logistics, PIL, Newco, Transport and Terminals, being collectively referred to herein as the " Borrowers"), the financial institutions listed on the signature pages hereof (the "Lenders") and THE FIRST NATIONAL BANK OF CHICAGO, in its individual capacity as a Lender and as agent (the "Agent") on behalf of the Existing Lenders under that certain Amended and Restated Credit Agreement dated as of December 16, 1997 (as amended by that certain Amendment No. 1 dated March 31, 1998, the Amendment No. 2 dated May 1, 1998 and the Amendment No. 3 dated as of May 29, 1998, the "Credit Agreement"). Each defined term used herein and not otherwise defined herein shall have the meaning given to it in the Credit Agreement.

                                   WITNESSETH

          WHEREAS, the Borrowers (other than Newco, Terminals and Transport), the Lenders and the Agent are currently parties to the Credit Agreement;

          WHEREAS, the Borrowers have notified the Lenders and the Agent of the formation by Pacer International of Newco and the proposed acquisition (the "Acquisition") by Newco of 100% of the outstanding and issued Capital Stock of Terminals and Transport (collectively, the "Companies");

          WHEREAS, the Borrowers have requested that the Lenders consent to the Acquisition, waive certain covenants under the Credit Agreement in respect of the Acquisition, amend the Credit Agreement in certain respects in order to integrate each of Newco and the Companies as a "Borrower", increase the Revolving Loan Commitment and Term Loan Commitment thereunder and amend the Credit Agreement in certain other respects; and

          WHEREAS, the Lenders and the Agent are willing to amend the Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Agent have agreed to the following:

                             ARTICLE I:  AMENDMENTS
                             ----------------------

     Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is
                                  ---------
hereby amended as follows:

     1.01.     Defined Terms.  The definition of "Borrowers" set forth in
               -------------
Section 1.1 of the Credit Agreement is hereby amended by inserting the words "Newco, Transport, Terminals," immediately after the term "Pacific Motor," as and where "Pacific Motor," now appears in such definition.

     1.02.     New Defined Terms.  New definitions of the terms "Terminals" and
               -----------------
"Transport" shall be inserted into Section 1.1 of the Credit Agreement in its appropriate alphabetical order and shall read as follows:

     ""NEWCO" means Cross Con Acquisition Corp., a Delaware corporation.
       -----

     ""TERMINALS" means Cross Con Terminals, Inc., a Delaware corporation."
       ---------

     ""TRANSPORT" means Cross Con Transport, Inc., an Illinois corporation."
       ---------

     1.03.     Term Loans.  Section 2.1 of the Credit Agreement is hereby
               ----------   -----------
amended to read in its entirety as follows:

     " 2.1. Term Loans.
            ----------

          (i)  Amount of Term Loan.  Subject to the terms and conditions set
               -------------------
forth in this Agreement, on June 5, 1998, each Lender severally and not jointly agrees to make, a term loan, in Dollars, to the Borrowers in an aggregate amount not to exceed such Lender's Term Loan Commitment (each individually, a "TERM LOAN" and, collectively, the "TERM LOANS"). All Term Loans shall be made by the Lenders on the dates specified above simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of any such failure.

          (ii)  Borrowing Notice. The Borrowers shall deliver to the Agent a
                ----------------
Borrowing Notice, signed thereby, on June 5, 1998, for the Term Loans to be made on such dates. Such Borrowing Notice shall specify (i) the aggregate amount of the Term Loans to be made on such date and (ii) instructions for the disbursement of the proceeds of the Term Loans. The Term Loans shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 2.10 and
                                                               ------------
subject to the other conditions and limitations therein set forth and set forth in this Article II.
        ----------

          (iii)  Making of Term Loans.  Promptly after receipt of the Borrowing
                 --------------------
Notice under Section 2.1(a)(ii) in respect of the Term Loans, the Agent shall
             ------------------
notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Lender shall deposit an amount equal to its Pro Rata Share of the Term Loans with the Agent at its office in Chicago, Illinois, in immediately available funds, on the date specified in the Borrowing Notice. Subject to the fulfillment of the conditions precedent set forth in Sections 4.1
                                                                    ------------
and 4.2, the Agent shall make the proceeds of such amounts received by it
    ---
available to the Borrowers at the Agent's office in Chicago, Illinois on such date and shall disburse such proceeds in accordance with the Borrowers' disbursement instructions set forth in such Borrowing Notice. The failure of any Lender to deposit the amount described above with the Agent on the applicable date of such Loan shall not relieve any other Lender of its obligations hereunder to make its Term Loan.

           (iv)  Repayment of the Term Loans.
                 ---------------------------

          (A) The Term Loans shall be repaid in twenty-six (26) consecutive quarterly principal installments on the last day of each calendar quarter commencing September 30, 1998, and continuing thereafter until the Term Loan Termination Date, and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder. The installments shall be in the aggregate amounts set forth below:

     Date of Installment                 Amount of Installment
     -------------------                 ---------------------

     September 30, 1998                        $   622,500
     December 31, 1998                         $   787,500

     March 31, 1999                            $   787,500
     June 30, 1999                             $   787,500
     September 30,1999                         $   787,500
     December 31, 1999                         $   787,500

     March 31, 2000                            $   870,000
     June 30, 2000                             $   870,000
     September 30, 2000                        $   870,000
     December 31, 2000                         $   870,000

     March 31, 2001                            $   932,500

     June 30, 2001                  $   932,500
     September 30, 2001             $   932,500
     December 31, 2001              $   932,500

     March 31, 2002                 $ 1,082,500
     June 30, 2002                  $ 1,082,500
     September 30, 2002             $ 1,082,500
     December 31, 2002              $ 1,082,500

     March 31, 2003                 $ 1,145,000
     June 30, 2003                  $ 1,145,000
     September 30, 2003             $ 1,145,000
     December 31, 2003              $ 1,145,000

     March 31, 2004                 $ 1,080,000
     June 30, 2004                  $ 1,080,000
     September 30, 2004             $ 1,080,000
     December 16, 2004              $ 1,080,000.

Notwithstanding the foregoing, the final installment made on the Term Loan Termination Date shall be in the amount of the then outstanding principal balance of the Term Loans. In addition, the then outstanding principal balance of the Term Loans, if any, shall be due and payable on the Termination Date. No installment of any Term Loan shall be reborrowed once repaid.

          (B) In addition to the scheduled payments on the Term Loans, the Borrowers (i) may make the voluntary prepayments described in Section 2.4 for
                                                              -----------
credit against the scheduled payments on the Term Loans pursuant to Section 2.4
                                                                    -----------
and (ii) shall make the mandatory prepayments prescribed in Section 2.5, for
                                                            -----------
credit against such scheduled payments on the Term Loans pursuant to Section
                                                                     -------
2.5."

     1.04.     Applicable Margins. Clause (ii) of Section 2.15(D) of the Credit
               ------------------                 ---------------
Agreement is hereby amended by inserting the following phrase at the end thereof immediately preceding the ultimate "." thereof:

     "; provided further, that Level 4 above shall be deemed to apply to the
        -------- -------
     determination of the Applicable Eurodollar Margin, Applicable Floating Rate Margin and Applicable Commitment Fee Percentage at all times for the period from June 5, 1998 through March 31, 1999"

     1.05.     Use of Proceeds.  Section 6.2(K) of the Credit Agreement shall be
               ---------------   --------------
amended to read in its entirety as follows:

     "(K)  Use of Proceeds. The Borrowers shall use the proceeds of the Loans
           ---------------
(i) to effect Permitted Acquisitions (as defined in Section 6.3(G)) or any other
                                                    --------------
Acquisition consented to in writing by the Required Lenders; and (ii) to provide funds for the working capital needs and other general corporate purposes of the Borrowers and to repay outstanding Loans. The Borrowers will not, nor will they permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock."

     1.06.     New Subsidiaries. A new Section 6.2(O) of the Credit Agreement is
               ----------------        --------------
hereby inserted immediately following Section 6.2(N) and shall read in its
                                      --------------
entirety as follows:

     "(O)  Subsidiary Documentation.  In connection with and at the time of the
           ------------------------
creation, acquisition and/or capitalization by any Borrower or any Subsidiary of any Borrower of a new Subsidiary (a "NEW SUBSIDIARY") pursuant to any transaction that is permitted by or not otherwise prohibited by this Agreement, the Borrowers shall, or shall cause each New Subsidiary, to deliver to the
Agent: (a) an executed pledge agreement, pursuant to which the Agent receives a first priority perfected pledge of and security interest in all of the outstanding Capital Stock of the New Subsidiary owned by such Borrower or such Subsidiary of a Borrower; (b) an executed secured subsidiary guaranty, pursuant to which the New Subsidiary unconditionally guaranties the repayment of the Secured Obligations, secured by a first priority perfected security interest in all of the New Subsidiary's real and personal property, subject to no Liens other than those permitted pursuant to the terms of this Agreement; and (c) stock certificates, stock powers, mortgages, UCC financing statements, third-party lien waiver agreements, corporate resolutions, opinions and other documentation, the items set forth in the foregoing clauses (a), (b) and (c) all to be in form and substance reasonably satisfactory to the Agent."

     1.07.     Investments.  Clause (iv) of  Section 6.3(D) of the Credit
               -----------                   --------------
Agreement is hereby amended to read in its entirety as follows:

          "(iv) Investments of any Borrower in any other Borrower or any Subsidiary of such investing Borrower only if the requirements of Section
                                                                       -------
     6.2(O) have been complied with in respect to such Subsidiary; and"
     ------

     1.08.     Restricted Payments.  Section 6.3(F) of the Credit Agreement is
               -------------------   --------------
hereby amended to read in its entirety as follows:

     " (F)  Restricted Payments.  No Borrower shall declare or make any
            -------------------
Restricted Payment, except that (i) the Borrowers may purchase shares of Capital Stock from terminated employees in the aggregate amount not to exceed $500,000 in any fiscal year, (ii) Holdings may make Restricted Payments with respect to dividends payable on its Series A Preferred Stock and on its common stock in an aggregate amount not to exceed $504,000 for all such dividends in any calendar year, (iii) the Borrowers may pay an advisory fee to Eos Management Inc. or its Affiliates in connection with the acquisition of Terminals and Transport in an aggregate amount not exceeding $40,000 and (iv) each Borrower which is a subsidiary of a Borrower may make distributions to its applicable parent-Borrower; provided, however, that no such Restricted Payments shall be permitted
          --------  -------
if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom."

     1.09.     Permitted Acquisitions. Section 6.3(G) of the Credit Agreement is
               ----------------------  --------------
hereby amended to read in its entirety as follows:

     "(G)  Conduct of Business; Subsidiaries; Acquisitions. None of the
           -----------------------------------------------
Borrowers shall engage in any business other than the businesses engaged in by it on the date hereof and any business or activities which are substantially similar, related or incidental thereto. None of the Borrowers or their respective Subsidiaries shall create or capitalize any Subsidiary (other than New Subsidiaries satisfying the condition in Section 6.2(O)) after the date
                                             ---------------
hereof or enter into any transaction or series of transactions in which it acquires all or any significant portion of the assets Capital Stock of another Person unless such acquisition meets the following requirements (each such acquisition constituting a "PERMITTED ACQUISITION"):

          (1) no Default or Unmatured Default shall have occurred and be continuing or would result from such transaction or transactions or the incurrence of any Indebtedness in connection therewith;

          (2) in the case of an Acquisition of Equity Interests of an entity, such Acquisition shall be no less than one hundred percent (100%) of the Equity Interests of such entity;

          (3) the business being acquired shall be substantially similar, related or incidental to the businesses or activities engaged in by the Borrowers and their Subsidiaries;

          (4) after giving effect to such Acquisition, the representation and warranties set forth in Article V hereof shall be true and correct in all
                             ---------
     material respects on and as of the date of such Acquisition with the same effect as though made on and as of such date;

          (5) prior to each such purchase, the Borrowers shall cause to be delivered to the Agent and the Lenders a certificate from one of the acquiring Borrower's Authorized Officers demonstrating to the satisfaction of the Agent and the Required Lenders that after giving effect to such transaction or transactions and the incurrence of any Indebtedness permitted by Section 6.3(A) in connection therewith on a pro forma basis as
                  --------------
     if such acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of the Borrowers' most recently completed fiscal quarter, the Borrowers would have been in compliance with all of the covenants contained in this Agreement at all times during such twelve-month period, including, without limitation, the financial covenants of Section 6.4;
                                -----------

          (6) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and involves the purchase of a business line similar, related or incidental to that of the Borrowers and their respective Subsidiaries;

          (7) the Borrowers and their Subsidiaries shall be in compliance with the requirements set forth in Section 6.2(O) hereof; and
                                   --------------

          (8) the cash portion of the purchase price (including assumed Indebtedness) in connection with any and all such transactions shall not exceed:

               (A) for any single transaction or series of related transactions, $5,000,000; and

               (B) for all transactions during the twelve-month period ending on the date of such transaction, $10,000,000 (determined without taking into account any Acquisition made on or prior to June 5,
          1998)."

     1.10.     Subsidiaries.  Section 6.3(P) is hereby struck from the Credit
               ------------   --------------
Agreement.

     1.11.     Financial Covenants: Definitions.  A new definition of the term
               --------------------------------
"Consolidated Net Worth" shall be inserted into Section 6.4(A) of the Credit
                                                --------------
Agreement in its appropriate alphabetical order and shall read as follows:

     ""CONSOLIDATED NET WORTH" means, at a particular date, all amounts which
       ----------------------
would be included under shareholders' equity for Holdings and it consolidated Subsidiaries determined in accordance with Agreement Accounting Principles."

     1.12.     Fixed Charge Coverage Ratio. Clauses (1), (2), (3), (4) and (5)
               ---------------------------
of set forth in Section 6.4(B) shall be replaced in their entirety by clauses
                --------------
(1), (2) and (3) set forth below:

          "(1) 1.10 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending June 30, 1998 through the fiscal quarter ending September 30, 1998;

          (2) 1.15 to 1.00 for each fiscal quarter for the fiscal quarter ending December 31, 1998;

          (3) 1.20 to 1.00 for each fiscal quarter for the period commencing with the fiscal quarter ending March 31, 1999 through the fiscal quarter ending June 30, 1999; and

          (4) 1.25 to 1.00 for each fiscal quarter thereafter."

     1.13.     Maximum Leverage Ratio. Section 6.4(C) is hereby amended to read
               ----------------------  --------------
in its entirety as follows:

      "(C)  Maximum Leverage Ratio.   Holdings and its Subsidiaries, determined
            ----------------------
on a consolidated basis, shall not permit the ratio ("LEVERAGE RATIO") of (i) Indebtedness of the Borrowers and their consolidated subsidiaries for borrowed money that would be required to be reflected as "total debt" on a balance sheet prepared in accordance with Agreement Accounting Principles plus the face amount
                                                            ----
of outstanding letters of credit issued for the Borrowers respective accounts to
(ii) EBITDA of not greater than the ratio set forth below at the end of the fiscal quarter ending on the corresponding date set forth below:

     PERIOD ENDING            MAXIMUM LEVERAGE RATIO
     -------------            ----------------------

     June 30, 1998                 4.00 to 1.00
     September 30, 1998            3.50 to 1.00
     December 31, 1998             3.25 to 1.00

     March 31, 1999                3.25 to 1.00
     June 30, 1999                 3.25 to 1.00
     September 30, 1999            3.25 to 1.00
     December 31, 1999             2.75 to 1.00

     March 31, 2000                2.75 to 1.00
     June 30, 2000                 2.75 to 1.00
     September 30, 2000            2.75 to 1.00
     December 31, 2000 and each
     quarter thereafter            2.50 to 1.00

In each case, the Leverage Ratio shall be determined as of the last day of each fiscal quarter based upon (A) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (B) for EBITDA, the actual amount of EBITDA for the four-quarter period ending on such day (provided, however, that (a) for the
                                            --------  -------
fiscal quarter ending June 30, 1998, the Leverage Ratio shall be calculated using EBITDA for the fiscal quarter ending June 30, 1998 multiplied by four,
(b) for the fiscal quarter ending September 30, 1998, the Leverage Ratio shall be calculated using EBITDA for the two fiscal quarters ending September 30, 1998 multiplied by two, and (c) for the fiscal quarter ending December 31, 1998, the Leverage Ratio shall be calculated using EBITDA for the three fiscal quarters ending December 31, 1998 multiplied by 4/3). In addition, in each case, EBITDA shall be calculated for the period ending June 30, 1998 by including (on a pro
                                                                           ---
forma basis for the period from the first day of such period through June 5,
-----
1998) the actual amount of EBITDA attributable to Transport and Terminals during such period, utilizing financial statements of Transport and Terminals obtained from the seller or management thereof and in form and broken down in a manner consistent with the audited financial statements of Terminals and Transport for the fiscal year ended December 31, 1997, previously delivered to the Agent."

     1.14.     Minimum Consolidated Net Worth.  Section 6.4(D) is hereby
               ------------------------------   --------------
amended and restated in its entirety to read as follows:

     "(D) Minimum Consolidated Net Worth.   Holdings shall not permit its
          ------------------------------
Consolidated Net Worth at any time to be less than the sum of (i) 80% of Consolidated Net Worth as determined at December 31, 1997, plus (ii) fifty
                                                           ----
percent (50%) of Net Income (if positive) calculated separately for each fiscal quarter ending after December 31, 1997, plus (iii) eighty percent (80%) of the
                                        ----
increase in the Consolidated Net Worth resulting from the issuance by Holdings or any Subsidiary of Holdings of any Capital Stock."

     1.15. Capital Expenditures. Section 6.4(E is hereby amended and restated in its entirety to read as follows:

     "(E)  Capital Expenditures.  Holdings will not expend or permit its
           --------------------
Subsidiaries to expend, or be committed to expend, for Capital Expenditures in the acquisition of fixed assets during any one fiscal year on a non-cumulative basis in the aggregate in excess of $1,250,000 plus the difference, if positive,
                                               ----
between the maximum aggregate amount of Capital Expenditures permitted to be expended in the immediately preceding fiscal year and the amount of Capital Expenditures actually expended in the immediately preceding fiscal year; provided, however, that the Borrowers may expend an additional amount of up to
--------  -------
$1,250,000 in the aggregate for computer systems (including hardware and software); such amount not to be applied to the limitation expressed above."

     1.16.     Guaranty.  Any reference set forth in Article IX of the Credit
               --------                              ----------
Agreement to the term "Obligation" or "Obligations" is hereby amended to be a reference to the term "Secured Obligation" or "Secured Obligations", respectively.

     1.17.     Commitments. Exhibit B to the Credit Agreement is hereby replaced
               -----------  ---------
in its entirety by  Exhibit B attached hereto effectively increasing the
                    ---------
aggregate Revolving Loan Commitment and aggregate Term Loan Commitment of the Lenders.

     1.18.     Supplemental Disclosures. Each of the Schedules attached to the
               ------------------------
Credit Agreement are hereby amended and restated in their entirety by the Schedules attached hereto pursuant to the terms of Section 1.3 of the Credit
                                                   -----------
Agreement.

                    ARTICLE II:  CONSENT AND LIMITED WAIVER
                    ---------------------------------------

     2.01. Upon the effectiveness of this Amendment, the Lenders hereby consent to the consummation of the Acquisition and waive (a) the restrictions set forth in Sections 6.3(D) and (G) of the Credit Agreement solely with respect to the consummation of the Acquisition.


                       ARTICLE III:  CONDITIONS PRECEDENT
                       ----------------------------------

     3.01. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received each of the following:

          (a) duly executed original counterparts of this Amendment from the Borrowers and each of the Lenders together with all of the schedules and exhibits to be attached hereto;

          (b) duly executed Revolving Loan Notes and Term Loan Notes in favor of each of the Lenders issued by the Borrowers (the "Notes");

          (c) Secretary's Certificate of each Borrower certifying (i) copies of the resolutions of the Board of Directors or an equivalent thereof (as attached thereto) of such Borrower approving such Borrower's execution and delivery of this Amendment and all other documents relating hereto, (ii) a copy of the Articles of Incorporation of each

     Borrower or an equivalent thereof (as attached thereto) as true and correct, (iii) a copy of the By-Laws of each Borrower or an equivalent thereof (as attached thereto) as true and correct, and (iv) the names, titles and signatures of the officers of each Borrower authorized to sign this Amendment and all other documents relating hereto;

          (d) duly executed original counterparts of a Security Agreement ("Transport Security Agreement") evidencing the granting of a security interest by Transport to and in favor of the Agent, for the benefit of the Lenders;

          (e) duly executed original counterparts of a Security Agreement ("Terminals Security Agreement") evidencing the granting of a security interest by Terminals to and in favor of the Agent, for the benefit of the Lenders;

          (f) duly executed original counterparts of a Security Agreement ("Newco Security Agreement") evidencing the granting of a security interest by Newco to and in favor of the Agent, for the benefit of the Lenders;

          (g) duly executed pledge supplement, (the "Pledge Supplement") evidencing the pledge by Pacer International of 100% of the Capital Stock of each Company and Newco pursuant to the Amended and Restated Pledge Agreement executed and delivered by Pacer International and dated as of May 1, 1998, together with the stock certificates representing such Capital Stock of the Companies and related stock powers signed in blank;

          (h) duly executed Uniform Commercial Code financing statements naming Transport as debtor and the Agent as Secured Party to be filed with the Secretary of State of Illinois;

          (i) duly executed Uniform Commercial Code financing statements naming Terminals as debtor and the Agent as Secured Party to be filed with the Secretary of State of Illinois;

          (j) assignment of Pacer International's interests in the Stock Purchase Agreement among Pacer International, Inc., Terminals, Transport and Richard P. Hyland dated as of May 29, 1998 (the "Stock Purchase Agreement") together with a copy of the executed Stock Purchase Agreement and other evidence that the Acquisition shall have been consummated;

          (k) opinions of counsel to the Borrowers and addressed to the Lenders, as to, among other things, the consummation of the Acquisition, the due authorization, enforceability and validity of this Amendment, the Notes executed and the other documents delivered with respect hereto by each Borrower (covering legal jurisdictions of California, Colorado, Delaware and Illinois and including a perfection opinion with respect to the Newco Security Agreement, Transport Security Agreement and Terminals Security

     Agreement and a perfection and priority opinion with respect to the Pledge Supplement) and in form reasonably acceptable to the Lenders; and

          (l) evidence satisfactory to the Agent that all conditions precedent to, and all consents necessary to permit, the Acquisition have been satisfied or waived, and that simultaneously with the effectiveness hereof, the Acquisition will be consummated and Pacer International will be obtaining at such time good and marketable title to all of the outstanding Equity Interests of Terminals and Transport free and clear of any Liens.


                 ARTICLE IV:  REPRESENTATIONS OF THE BORROWERS
                 ---------------------------------------------

     4.01 The Borrowers hereby represent and warrant as follows:

          (a) This Amendment and the Credit Agreement as previously executed and as amended hereby, constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

          (b) In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Lenders that as of the date hereof and after giving effect to the Acquisition and this Amendment, the representations and warranties set forth in Article V of the Credit
                                                     ---------
     Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.5 shall be deemed to refer to the
                                  -----------
     most recent financial statements of the Borrowers delivered to the Lenders) and the Borrowers are in full compliance with all of the terms and conditions of the Credit Agreement (including, without limitation, the provisions of Article VI to the extent the same are not specifically waived
                   ----------
     hereby), and no Default or Unmatured Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to the Acquisition or this Amendment.


                            ARTICLE V: MISCELLANEOUS
                            ------------------------

     5.01.     Companies as Borrowers.  Each Company and Newco shall, upon the
               ----------------------
effectiveness of and as evidenced by the execution of this Amendment, hereby become a Borrower under the Credit Agreement and shall have the rights and obligations of a Borrower thereunder. Each of Newco and the Companies agrees that it will perform in accordance with the terms of the Credit Agreement, as amended hereby, all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Borrower. The respective notice address for each Company under the Credit Agreement shall be as set forth on the signature page hereof.

     5.02.     References in Credit Agreement.  Upon the effectiveness of this
               ------------------------------
Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the

Amended and Restated Credit Agreement dated as of December 16, 1997, as amended previously and as amended hereby.

     5.03.     Credit Agreement in Full Force and Effect.  Except as
               -----------------------------------------
specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

     5.04.     Express Limitation of Waivers.  The execution, delivery and
               -----------------------------
effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any of the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     5.05 Reaffirmation of Secured Obligations/Collateral Documents.  This
          ---------------------------------------------------------
Agreement is not intended to and shall not constitute a novation. All Loans made and Secured Obligations incurred under the Credit Agreement which are outstanding prior to the date of the effectiveness hereof shall continue as Loans and Secured Obligations under (and shall be governed by the terms of) the Credit Agreement as amended hereby. Furthermore, the Borrowers have heretofore delivered to the Agent, for the benefit of the Holders of Secured Obligations, certain Collateral Documents evidencing the granting of collateral security for the Secured Obligations and the Borrowers hereby acknowledge and agree that, notwithstanding the execution and delivery of this Amendment, the Collateral Documents remain in full force and effect and the rights and remedies of the Lenders thereunder, the obligations of the Borrowers thereunder and the liens and security interest created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of liens and security interests created and provided for by the Collateral Documents as to the Secured Obligations which would be secured thereby prior to giving effect to this Amendment.

     5.06.     Costs and Expenses.  The Borrowers agree to pay all reasonable
               ------------------
costs, fees and out-of-pocket expenses (including attorneys' fees and expenses charged to the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.

     5.07.     GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS).

     5.08.     Headings.  Section headings in this Amendment are included herein
               --------
for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     5.09.     Counterparts.  This Amendment may be executed by one or more of
               ------------
the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                              CROSS CON TERMINALS, INC.

                                By:___________________________
                                    Name: Richard P. Hyland
                                    Title:   President

                              Address:
                                         c/o Pacer International, Inc.
                                         3746 Mt. Diablo Boulevard
                                         Lafayette, CA 94549

                              Attention: Chief Financial Officer
                              Telephone: (510) 229-2238
                              Facsimile: (510) 283-1938


                              CROSS CON TRANSPORT, INC.

                                By:___________________________
                                    Name:  Richard P. Hyland
                                    Title: President

                              Address:
                                           c/o Pacer International, Inc.
                                           3746 Mt. Diablo Boulevard
                                           Lafayette, CA 94549

                              Attention:   Chief Financial Officer
                              Telephone:   (510) 229-2238
                              Facsimile:   (510) 283-1938


                              PACER LOGISTICS, INC.


                                By:___________________________
                                    Name:
                                    Title:

                              PACER INTEGRATED LOGISTICS, INC.


                                By:___________________________
                                    Name:
                                    Title:

                              PACER INTERNATIONAL, INC.
                              (f/k/a PMT Holdings, Inc.)


                              By:___________________________
                                 Name:
                                 Title:

                              PACIFIC MOTOR TRANSPORT COMPANY


                              By:___________________________
                                 Name:
                                 Title:


                              PACER INTERNATIONAL RAIL SERVICES LLC
                              (f/k/a American International Rail Service LLC)

                              By: Pacific Motor Transport Company
                              Its: Manager

                                By:___________________________
                                    Name:
                                    Title:

                              PACER RAIL SERVICES LLC
                              (f/k/a American International Mechanical Service,
                              LLC)

                              By: Pacific Motor Transport Company
                              Its: Manager

                                By:___________________________
                                    Name:
                                    Title:

                              INTERSTATE CONSOLIDATION, INC.

                              By:___________________________
                                 Name:
                                 Title:


                              INTERSTATE CONSOLIDATION SERVICE, INC.,


                              By:___________________________
                                 Name:
                                 Title:


                              INTERMODAL CONTAINER SERVICE, INC.


                              By:___________________________
                                 Name:
                                 Title:


                              CROSS CON ACQUISITION CORP.


                              By:___________________________
                                Name: Richard P. Hyland
                                Title: Vice President, Assistant Secretary & Assistant Treasurer

                              Address:
                                    c/o Pacer International, Inc.
                                    3746 Mt. Diablo Blvd.
                                    Lafayette, CA  94549
                              Attn:   Chief Financial Officer
                              Telephone: (510) 229-2238
                              Facsimile:   (510) 283-1938

                              THE FIRST NATIONAL BANK OF
                              CHICAGO, as Agent and as a Lender

                              By:___________________________
                                 Name:  Greg Sjullie
                                 Title:       Vice President


                              UNION BANK OF CALIFORNIA, N.A., as a Lender


                              By:___________________________
                                 Name:
                                 Title:


                              BANKBOSTON, N.A., as a Lender


                              By:___________________________
                                 Name:
                                 Title:

                                   EXHIBIT B
                                       TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

                                  COMMITMENTS
                                  -----------


I.   REVOLVING LOAN COMMITMENTS

                         Amount of Term           % of Term
Lender                   Loan Commitment          Loan Commitment
------                   ---------------          ---------------
The First National
Bank of Chicago            $12,500,000               50%

Union Bank                 $ 5,000,000               20%
of California, N.A.

BankBoston, N.A.           $ 7,500,000               30%

TOTAL                      $25,000,000.00            100.000000 %

II.  TERM LOAN COMMITMENTS

                         Amount of Term           % of Term
Lender                   Loan Commitment          Loan Commitment
------                   ---------------          ---------------
The First National
Bank of Chicago            $12,500,000               50%

Union Bank                 $ 5,000,000               20%
of California, N.A.

BankBoston, N.A.           $ 7,500,000               30%

TOTAL                      $25,000,000.00            100.000000 %